Exhibit 10.25

TELA BIO, INC.

STOCK RESTRICTION AGREEMENT

THIS STOCK RESTRICTION AGREEMENT (this “Agreement”) is made as of December 3, 2012 by and between TELA BIO, INC., a Delaware corporation (the “Company”), and Antony Koblish (the “Executive”).

RECITALS

The Executive is the record owner of 1,342,946 shares of the Company’s Common Stock, par value $0,001 per share (the “Common Stock”).  Pursuant to a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith between the Company and the parties named therein, the Company has agreed to sell shares of the Company’s Series A Preferred Stock, par value $0,001 per share, to the Purchasers (as defined in the Purchase Agreement).  It is a condition to the Purchasers’ obligations under the Purchase Agreement that the Company and the Executive enter into this Agreement and subject a portion of the shares of Common Stock held of record by the Executive (the “Restricted Shares”) to the restrictions set forth herein.

AGREEMENT

The parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      Company’s Lapsing Repurchase Right.

(a)                                 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i)                                     “Cause” shall have the meaning set forth in the Employment Agreement.

(ii)                                  “Disability” shall have the meaning set forth in the Employment Agreement.

(iii)                               “Employment Agreement” shall mean that certain Employment Agreement dated the date of this Agreement between the Company and the Executive.

(iv)                              “Good Reason” shall have the meaning set forth in the Employment Agreement.

(v)                                 “Liquidity Event” shall have the meaning set forth in the Company’s Amended and Restated Certificate of Incorporation in effect as of the date hereof.

(b)                                 Lapsing Repurchase Right.

(i)                                     Subject to the further provisions of this Agreement, if, prior to the third (3rd) anniversary of the date hereof (the “Forfeiture Termination Date”), the Executive ceases to be an employee of the Company as a result of (x) resignation by the Executive for any reason other than Good Reason or (y) a termination of the Executive’s employment by the Company for Cause, then, in such event, the Company (or its designee, as the case may be) shall have the option, but not the obligation, exercisable at any time during the ninety (90) day period commencing with the date of the Executive’s termination or resignation of employment, to purchase from the Executive (or the Executive’s successor in interest, as the case may be) any or all of the shares of Common Stock held by the Executive on the date hereof (the “Executive Shares”) that constitute Restricted Shares as of the date of such termination of employment, in the manner and upon the terms contained herein.  The Company shall only have the right to exercise its Lapsing Repurchase Right upon the occurrence of the events described in clauses (x) or (y) of this Section l(b)(i).

(ii)                                  Notwithstanding any provision herein to the contrary, if, prior to the Forfeiture Termination Date, (A) the Executive dies, (B) the Executive’s employment with the Company is terminated as a result of the Executive’s Disability, (C) the Executive resigns with Good Reason, (D) the Executive’s employment with the Company is terminated by the Company without Cause, or (E) a Liquidity Event occurs, the Company’s Lapsing Repurchase Right shall terminate concurrent with such termination or resignation of employment or the consummation of such Liquidity Event.

(c)                                  Exercise of Lapsing Repurchase Right.  In the event that the Company (or its designee, as the case may be) exercises the option to acquire any or all of the Restricted Shares as provided in subsection 2(b) above, the Executive (or the Executive’s successor in interest, as the case may be) shall sell to the Company (or its designee, as the case may be), at a price per share equal to $0,001 per share, all of the then Restricted Shares for which the option was appropriately exercised (the “Lapsing Repurchase Right”).

(d)                                 Number of Restricted Shares Subject to Lapsing Repurchase Right. For purposes of this Agreement, the Executive Shares shall be deemed to be Restricted Shares as follows:

(i)                                     As of the date hereof, 1,007,209 of the Executive Shares shall be deemed to be Restricted Shares.  Such shares shall continue to be Restricted Shares until otherwise provided in this Section 2(d).

(ii)                                  On the last day of each of the next thirty-five (35) calendar months immediately following the date hereof (starting with January 2013), an additional one thirty-sixth (1/36) of the Executive Shares shall cease to be Restricted Shares and on the third (3rd) anniversary of the date hereof the final one thirty-sixth (1/36) of the Executive Shares shall cease to be Restricted Shares, at which time none of the Executive Shares shall be deemed to be Restricted Shares.

(e)                                  Closing.  In the event that the Company exercises the Lapsing Repurchase Right, the Company shall notify the Executive in writing of its intent to repurchase Restricted Shares. Such notice may be delivered by the Company on or before the last day of the time period provided for above for exercise of the Lapsing Repurchase Right.  The notice shall specify the time and date for payment of the repurchase price (the “Closing”) and the number of Restricted Shares with respect to which the Company is exercising the Lapsing Repurchase

Right.  The Closing shall be held at the principal office of the Company not less than ten (10) days nor more than sixty (60) days from the date of mailing of the notice.  At the Closing, the repurchase price shall be delivered to the Executive or the Executive’s successor in interest, as the case may be, and the Restricted Shares being repurchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Executive or the Executive’s successor in interest.

(f)                                   Escrow. To insure the availability for delivery of Restricted Shares upon repurchase by the Company pursuant to the Lapsing Repurchase Right hereunder, the Executive hereby appoints the secretary of the Company, or any other person designated by the Company, as escrow agent, as the Executive’s attorney-in-fact to sell, assign and transfer unto the Company, such Restricted Shares, if any, repurchased by the Company pursuant to the Lapsing Repurchase Right and shall, upon execution of this Agreement, deliver and deposit with the secretary of the Company,  or such other person designated by the Company,  the share certificates representing the Restricted Shares, together with the stock assignment, duly endorsed in blank, attached hereto as Exhibit A-l. The Restricted Shares and stock assignment shall be held by the secretary or other designee in escrow, pursuant to the Joint Escrow Instructions of the Company and Executive attached hereto as Exhibit A-2, until the Company exercises its Lapsing Repurchase Right as provided hereunder, until such Restricted Shares are no longer Restricted Shares pursuant to the terms hereof, or until such time as this Agreement no longer is in effect. Upon lapsing of the restrictions associated with Restricted Shares, the escrow agent shall promptly upon written request, or periodically without written request, but in either case no more than once per calendar year, deliver to the Executive the certificate or certificates representing such Restricted Shares which are no longer subject to the Lapsing Repurchase Right in the escrow agent’s possession belonging to the Executive, and the escrow agent shall be discharged of all further obligations hereunder with respect to those Restricted Shares; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as the escrow agent may be required pursuant to other restrictions imposed pursuant to this Agreement.

(g)                                  No Liability.  Neither the Company nor its designee, as the case may be, shall be liable for any act it may do or omit to do with respect to holding the Restricted Shares in escrow hereunder and while acting in good faith and in the exercise of its judgment.

(h)                                 Prohibition on Transfer.  The Executive recognizes and agrees that the Restricted Shares which are subject to the Lapsing Repurchase Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee, as the case may be).  The Company shall not be required to transfer any Restricted Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Section 2(h), or to treat as the owner of such Restricted Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Restricted Shares shall have been so sold, assigned or otherwise transferred, in violation of this Section 2(h).  Notwithstanding anything in this Agreement to the contrary, the Executive may transfer any or all of his Restricted Shares (i) during his lifetime to any one or more of (A) his spouse, (B) any of his children, grandchildren or more remote descendants, (C) the spouse of any of his children, grandchildren or more remote descendants, (D) one or more trusts for the primary benefit of any one or more of the Executive and any individual referred to in clauses (A), (B) or (C), and (E) a partnership, limited partnership, limited liability company or similar company of which more than fifty percent (50%) of the equity and vote are owned by one or more of the Executive and any individual referred to in clauses (A), (B), (C) or (D), or (ii) upon the Executive’s death pursuant to the Executive’s will, provided that such Restricted Shares shall remain subject to this Agreement (including, without limitation, the restrictions on transfer set forth in this Section 2(h) and the Lapsing Repurchase Right) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(i)                                     Failure to Deliver Granted Shares to be Repurchased.  In the event that Restricted Shares to be repurchased by the Company under this Agreement are not in the Company’s possession pursuant to Subsection 2(f) above or otherwise and the Executive or the Executive’s successor in interest fails to deliver such Restricted Shares to the Company (or its designee, as the case may be), the Company may elect (i) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Executive or the Executive’s successor in interest upon delivery of such Restricted Shares, and (ii) immediately to take such action as is appropriate to transfer record title of such Restricted Shares from the Executive to the Company (or its designee, as the case may be) and to treat the Executive and such Restricted Shares in all respects as if delivery of such Restricted Shares had been made as required by this Agreement.  The Executive hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

(j)                                    Additional Securities.  If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of the Company issued with respect to the Restricted Shares then subject to the restrictions contained in this Agreement shall be added to the Restricted Shares subject to the Lapsing Repurchase Right pursuant to this Agreement.  If the Company shall distribute to its stockholders securities of another corporation, the securities of such other corporation, distributed with respect to the Restricted Shares then subject to the restrictions contained in this Agreement, shall be added to the Restricted Shares subject to the Lapsing Repurchase Right pursuant to this Agreement.  The fair market value of such securities of another corporation will be determined as follows: (a) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading-day period ending three trading days prior to the Closing of such Lapsing Repurchase Right; (b) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three trading days prior to the Closing of such Lapsing Repurchase Right; and (c) if there is no active public market, the value shall be the fair market value thereof, as agreed upon by the Board and the Executive, or if the Board and the Executive cannot agree upon such fair market value, then such fair market value shall be determined in good faith by an independent appraiser mutually selected by the Board and the Executive.  If the Board and the Executive cannot mutually agree upon an independent appraiser to determine the fair market value, then the Executive, on the one hand, and the Board, on the other hand, may each engage their own independent appraisers.  The appraisers selected by the Executive, on the one hand, and the Board, on the other hand, will then select a mutually acceptable independent appraiser, and such appraiser will make a final determination as to the fair market value.  Subject to Section l(b)(ii), if the outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of the Company’s Common Stock, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Restricted Shares then subject to this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Restricted Shares subject immediately prior thereto to the Lapsing Repurchase Right pursuant to this Agreement.

2.                                      Lock-Up.  If requested by the Company at any time prior to the effective date of any registration statement filed with the Securities and Exchange Commission in connection with the Company’s initial public offering (the “IPO Effective Date”), the Executive shall execute a lock-up agreement, in such form as the Company shall determine, precluding the Executive from selling, pledging, hypothecating, selling short or in any other manner transferring, during a period commencing on or about the IPO Effective Date and expiring on or about 180 days after the IPO Effective Date (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation) (the “Lockup Period”), any shares of the Company’s capital stock owned by the Executive as of the IPO Effective Date or acquired by the Executive during such Lockup Period.  Should the Executive fail to execute such agreement, the Executive shall be deemed to be restricted, in the same manner as the Directors of the Company shall be restricted, from selling, pledging, hypothecating, selling short or in any other manner transferring, during the Lockup Period, any shares of the Company’s capital stock owned by the Executive as of the IPO Effective Date or acquired by the Executive during such Lockup Period.

3.                                      Legend.  All certificates representing the Restricted Shares subject to the Lapsing Repurchase Right shall have endorsed thereon a legend substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A STOCK RESTRICTION AGREEMENT WITH THE COMPANY, AS AMENDED OR AMENDED AND RESTATED FROM TIME TO TIME, A COPY OF WHICH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY OR WILL BE MADE AVAILABLE UPON REQUEST AND WITHOUT CHARGE.”

4.                                      Equitable Relief and Consent to Jurisdiction.   The Executive specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement, including, without limitation, the attempted transfer of the Restricted Shares by the Executive in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to seek equitable relief from any court having competent jurisdiction.  Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

5.                                      Employment. The Company is not by this Agreement obligated to continue the Executive as an employee, consultant or director of the Company or any of its affiliates, and the

Company or any affiliate employing the Executive may terminate his employment or otherwise treat him without regard to the effect it may have upon him under this Agreement.  The Company and the Executive hereto understand and agree that any references herein to employment of the Executive by the Company shall include the Executive’s employment or service as an employee or consultant of the Company or any affiliate of the Company.

6.                                      Notices.  Any notice or other communication to be made, served or given under or pursuant to the terms hereof (a “Notice”), shall be in writing and shall be sent by personal delivery or by registered or certified mail, return receipt requested, postage prepaid, or by a nationally known overnight courier providing written proof of delivery, to the party at the addresses set forth on the signature pages hereto.  Any party may direct a new address to which each such Notice shall be sent by giving written notice thereof to the other party hereunder.  Any Notice sent in the manner set forth above shall be deemed to have been given and received three (3) days after it has been deposited in the United States mail.  If a Notice is delivered otherwise than as set forth above, it shall be deemed to have been given when received.  The substance of any Notice shall be deemed to have been fully acknowledged in the event of refusal of acceptance by the party to whom the notice is addressed.

7.                                      Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Executive and may not be assigned by the Executive without the prior written consent of the Company.  Any attempted assignment in violation of this Section 7 shall be null and void.

8.                                      Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

9.                                      Jurisdiction. Each of the parties hereto irrevocably submits to the co-exclusive jurisdiction of the state and federal courts located in the State of Delaware, for the purposes of any suit, action or other proceeding arising out of or related to the terms of this Agreement or any of the transactions contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or documents by United States registered mail, return receipt requested, to such party’s respective address set forth in the introduction of this Agreement, shall be effective service of process for any action, suit or proceeding in Delaware. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or related to the terms of this Agreement or any of the transactions contemplated hereby in the state and federal courts located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

10.                               Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

11.                               Entire Agreement.  This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty,  covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement.

12.                               Modifications and Amendments: Waivers and Consents. Except as set forth in Section 2, the terms and provisions of this Agreement may not be modified, amended, renewed, or terminated, nor may any term, condition or breach of any term or condition be waived, except by a writing signed by the Company and the Executive. Any waiver of any term, condition or breach hereof shall not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

13.                               Counterparts; Facsimile.  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile transmission shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

14.                               Headings and Captions.   Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this Agreement.

No Strict Construction.  Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party.

*****

IN WITNESS WHEREOF, the parties hereto have executed this Stock Restriction Agreement or caused their duly authorized officer to execute this Stock Restriction Agreement as of the day and year first above written.

TELA BIO, INC.

By:	/s/ Maarten Persenaire
Name:	Maarten Persenaire, M.D.
Title:	Chief Medical Officer

Address:

EXECUTIVE:

/s/ Antony Koblish
Antony Koblish

Address:

[Signature Page to Stock Restriction Agreement]

EXHIBIT A-l

ASSIGNMENT SEPARATE FROM
CERTIFICATE

FOR VALUE RECEIVED I, , hereby sell, assign and transfer unto TELA BIO, INC. (the “Company”) (                   ) (          ) Restricted Shares of the Company standing in my name on the books of said corporation represented by Certificate Nos.herewith and do hereby irrevocably constitute and appoint to transfer the said stock on the books of the Company with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Stock Restriction Agreement by and between the Company and the undersigned dated December 3, 2012, as amended or amended and restated from time to time (the “Agreement”).

Dated:

(signature)

(print name)

INSTRUCTIONS: Please do not fill in any blanks other than the signature line.  The purpose of this assignment is to enable the Company to exercise its “Lapsing Repurchase Right”, as set forth in the Agreement, without requiring additional signatures on the part of the Executive.

EXHIBIT A-2

JOINT ESCROW INSTRUCTIONS

December 3, 2012

To:   Secretary, TELA BIO, INC.Dear Sir or Madam:

As Escrow Agent for both TELA BIO, INC. (the “Company”) and the undersigned holder of stock of the Company (the “Executive”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Restriction Agreement, as amended or amended and restated from time to time (the “Agreement”), between the Company and the undersigned, in accordance with the following instructions:

1.                                      In the event that the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Company’s Lapsing Repurchase Right set forth in the Agreement, the Company shall give to the Executive and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the headquarters of the Company. The Executive and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.                                      At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares of stock being transferred, and (c) to deliver same, together with the certificate(s) evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, check, cancellation of indebtedness, if applicable, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company’s Lapsing Repurchase Right.

3.                                      The Executive irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement.  The Executive does hereby irrevocably constitute and appoint you as the Executive’s attorney-in-fact and agent for the term of this escrow to execute with respect to such shares of stock all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated including, without limitation, the filing with any applicable state blue sky authority of any required applications for consent to, or notice of, transfer of the shares of stock.  Subject to the provisions of this paragraph 3, the Executive shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4.                                      Upon written request of the Executive, but no more than once per calendar year, unless the Company’s Lapsing Repurchase Right has been exercised, you will deliver to the Executive a certificate or certificates representing so many shares of stock as are not then subject to the Company’s Lapsing Repurchase Right.  Within 180 days after cessation of the Executive’s continuous employment by or services to the Company, or any parent or subsidiary of the Company, you will deliver to the Executive a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company’s Lapsing Repurchase Right.

5.                                      If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to the Executive, you shall deliver all of the same to the Executive and shall be discharged of all further obligations hereunder.

6.                                      Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.                                      You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely on and shall be protected in relying on or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.  You shall not be personally liable for any act you may do or omit to do hereunder as escrow agent or as attorney-in-fact for the Executive while acting in good faith, and any act done or omitted by you pursuant to the advice of your counsel (as described below) shall be conclusive evidence of such good faith.

8.                                      You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without j uri sdi cti on.

9.                                      You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.                               You shall be entitled to employ such legal counsel (which may be counsel to the Company) and other experts as you may deem necessary to properly advise you in connection with your obligations hereunder, you may rely upon the advice of such counsel, and you may cause the Company to pay such counsel reasonable compensation therefor.

11.                               Your responsibilities as escrow agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to the Company. In the event of any such termination, the Company shall have the right, in its sole discretion, to appoint a successor escrow agent.

12.                               If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

13.                               It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession or to deliver into court without liability to anyone all or any part of said shares of stock until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

14.                               Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other address as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	At the address set forth in the Agreement
Attn: Chief Executive Officer

EXECUTIVE:	At the address set forth in the Agreement

ESCROW AGENT:	At the address of the Company set forth in the Agreement
Attn: Corporate Secretary

15.                               By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of Said Joint Escrow Instructions; you do not become a party to the Agreement.

16.                               This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

17.                               These Joint Escrow Instructions shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

TELA BIO, INC.

By:	/s/ Maarten Persenaire
Maarten Persenaire, M.D., Chief Medical Officer

EXECUTIVE:

/s/ Antony Koblish
Antony Koblish:

ESCROW AGENT:

/s/ Antony Koblish
Anthony Koblish, Secretary of TELA Bio, Inc.